Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mark Monaco Chief Financial Officer (212) 802-7200

iPAYMENT REPORTS PRELIMINARY RESULTS FOR THIRD QUARTER

AND FOR FIRST NINE MONTHS OF 2012

NEW YORK – (Nov. 8, 2012) – iPayment Holdings, Inc. (“Holdings”) and iPayment, Inc. (“iPayment” or the “Company”) today announced their preliminary financial results for the three months and nine months ended September 30, 2012. All operations are conducted through iPayment and its subsidiaries. Holdings is a holding company that does not have any operations or material assets other than its ownership of iPayment and its subsidiaries. The financial results of Holdings are substantially the same as those of iPayment with the exception of interest expense, tax provision (benefit) and net income (loss). The financial results discussed below represent those of iPayment and its consolidated subsidiaries, except where otherwise noted.

As disclosed in the Company’s Form 8-K filed on November 5, 2012 (the “November 5 Form 8-K”), the Boards of Directors of Holdings and the Company have determined, based on the Company’s internal investigation of certain previously disclosed financial misconduct engaged in by former employees and outside contractors of the Company, that the Company’s financial statements (i) for the fiscal years ended December 31, 2009, 2010 and 2011 included in the Company’s Annual Reports on Form 10-K for the years then ended and Ernst & Young LLP’s reports thereon, (ii) for the interim periods within such fiscal years included in the Company’s Quarterly Reports on Form 10-Q, and (iii) for the quarters ended March 31, 2012 and June 30, 2012 included in the Company’s Quarterly Reports on Form 10-Q (the “Affected Financial Statements”), should no longer be relied upon. As a result, the Company will restate the Affected Financial Statements to reflect the effect of such financial misconduct on the Affected Financial Statements. The November 5 Form 8-K sets forth the adjustments that the Company currently expects to make to the Affected Financial Statements, subject to additional audit procedures, and the prior period comparisons set forth below are net of such expected adjustments (as indicated by references to preliminary restated revenues and preliminary restated income from operations in the discussion below).

For the third quarter of 2012, the Company processed $5.6 billion of total transaction volume, a 4.2% decrease from $5.9 billion for the same period in 2011. Total revenues decreased to $168.6 million for the third quarter of 2012 from preliminary restated revenues of $180.8 million for the third quarter of 2011. This decrease was primarily due to declines in total transaction volume and number of transactions, as well as a reduction in debit interchange fees. Revenues, net of interchange, increased 1.7% to $81.7 million for the third quarter of 2012 from preliminary restated revenues, net of interchange, of $80.4 million for the third quarter of 2011. Income from operations increased approximately 4.5% to $11.0 million for iPayment and its consolidated subsidiaries and $10.9 million for Holdings and its consolidated subsidiaries for the third quarter of 2012, compared to preliminary restated income from operations of $10.5 million for both iPayment and its consolidated subsidiaries and for Holdings and its consolidated subsidiaries for the third quarter of 2011. Income from operations for the third quarter of 2012 was impacted by higher network fees and SG&A offset by lower interchange fees and slightly lower other costs of services. Results for the third quarter of 2012 included $0.5 million of investigation costs associated with the matters described in the November 5 Form 8-K. The Company had approximately 124,000 active merchants and 177,000 merchants on file from which it generated revenue at the end of the third quarter of 2012.

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iPayment Reports Results for the Third Quarter and First Nine Months of 2012

Nov. 8, 2012

For the first nine months of 2012, the Company processed $16.9 billion of total transaction volume, a 1.1% decrease from $17.1 billion for the first nine months of 2011. Total revenues decreased 4.2% to $512.6 million for the first nine months of 2012, from preliminary restated revenues of $534.9 million for the first nine months of 2011. Revenues, net of interchange, increased 5.1% to $256.9 million for the first nine months of 2012 compared to preliminary restated revenues, net of interchange, of $244.5 million for the first nine months of 2011. Income from operations was approximately $40.6 million and $40.5 million for iPayment and its consolidated subsidiaries, and Holdings and its consolidated subsidiaries, for the first nine months of 2012, respectively, compared to preliminary restated income from operations of $51.4 million for each of iPayment and its consolidated subsidiaries and Holdings and its consolidated subsidiaries for the first nine months of 2011.

As reported in the November 5 Form 8-K, the Company does not expect to file its Quarterly Report on Form 10-Q for the period ending September 30, 2012 until the restatement of the Affected Financial Statements is completed. At this time, the Company cannot predict with certainty when the restatement of the Affected Financial Statements will be completed. Subject to the foregoing, however, the Company currently expects to issue such restated financial statements and to file its Quarterly Report on Form 10-Q for the period ending September 30, 2012, by no later than February 15, 2013. The Company currently does not intend to hold a conference call discussing its quarterly results of operations until the restatement of the Affected Financial Statements is completed.

Safe Harbor Provisions

Information in this press release may contain “forward-looking statements” about Holdings and iPayment. These forward-looking statements are subject to risks, uncertainties and other factors, including discovery of information in addition to or different from the information on which such estimates are based. As a result of these matters, actual results may differ materially from those projected and the actual adjustments reflected in the restatement of the Affected Financial Statements may differ materially from the anticipated results expressed or implied in the forward-looking statements made in the foregoing discussion. Factors that could affect the Company’s actual results include the results of the continuing review into the financial misconduct, the impact on the Company’s results of operations, the timing of any restatement of the Affected Financial Statements, the impact of such restatement on the Company’s financing agreements and other material agreements, the extent of the weaknesses in the Company’s internal control over financial reporting (as reported in the November 5 Form 8-K), the timing of the filing of the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2012, and other various uncertainties disclosed in the Company’s reports filed with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q. The Company urges readers to take such factors and the possibility of such differences into account in any consideration of the forward-looking statements included in this release and not place undue reliance on such statements. The forward-looking statements included in this release are made only as of the date hereof and the Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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iPayment Reports Results for the Third Quarter and First Nine Months of 2012

Nov. 8, 2012

About iPayment

iPayment provides credit and debit card payment processing services to small merchants across the United States. iPayment’s payment processing services enable merchants to accept credit cards from VISA, MasterCard, American Express, Discover and Diners Club, as well as other forms of payment, including debit cards, checks, gift cards and loyalty programs. iPayment provides services to approximately 177,000 merchants throughout the United States.

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